Exhibit 107

Calculation of Filing Fee Table

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Modulex Modular Buildings PLC

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value £0.01 per share	Other	1,772,750	(1)(2)(3)	$10.89	(4)		$19,305,247	0.00011020	$2,127.44
	Equity	Warrants to purchase Ordinary Shares	Other	2,875,000	(1)(2)(5)	0.05	(6)		—	—	—	(7)
	Equity	Ordinary Shares underlying Rights	Other	575,000	(8)	$10.89	(4)		$6,261,750.00	0.00011020	$690.04
	Equity	Ordinary Shares, par value £0.01 per share	Other	60,000,000	(9)	$0.41	(10)		$24,600,000.00	0.00011020	$2,710.92
Fees Previously Paid	—	—	—	—		—			$—	—	$—
Carry Forward Securities	—	—	—	—		—			$—	—	$—

			Total Offering Amount					$			$5,528.40
			Total Fees Previously Paid								$0
			Total Fee Offsets								$0
			Net Fees Due								$5,528.40

*Capitalized terms used herein but not defined have the respective meanings ascribed to such terms in the Registration Statement on Form S-4, of which this Exhibit 107 is a part.

(1) Upon the Closing of the Business Combination described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 with which these Calculation of Filing Fee Tables are filed as Exhibit 107.

(2) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3) Represents the number of PHP Class A Ordinary Shares (including PHP Class A Ordinary Shares included in units) issued by PHP Ventures Acquisition Corp. (“PHP”) in the PHP IPO registered on Form S-1 (SEC File No. 333-256840), less the number of shares that have been redeemed by its public shareholders, which, as a result of the Business Combination, will automatically be converted by operation of law into Ordinary Shares of the registrant.

(4) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of $10.89/$10.89 for the PHP Class A Ordinary Shares on The Nasdaq Capital Market on September 20, 2023 in accordance with Rule 457(f)(1).

(5) Represents the number of redeemable warrants issued by PHP in the PHP IPO registered on Form S-1 (SEC File No. 333-256840) (including redeemable warrants included in units), which, as a result of the Business Combination, will become warrants to acquire the same number of shares of the registrant at the same price and on the same terms.

(6) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of $0.0501/$0.0501 for the redeemable warrants issued by PHP on The Nasdaq Capital Market on September 20, 2023 in accordance with Rule 457(f)(1).

(7) No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(8) Represents the number of shares of PHP Class A Ordinary Shares issuable pursuant to the conversion of Rights, which will automatically be converted by operation of law into Ordinary Shares of the registrant.

(9) The number of shares being registered represents the estimated number of Ordinary Shares that are expected to be issued in connection with the Business Combination.

(10) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Modulex Modular Buildings PLC is a private company, no market exists for its securities, and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of its shares is one-third of the aggregate par value of Modulex Modular Buildings PLC shares expected to be exchanged in the Business Combination, based on one third of GBP £1 (USD$1.22) amounting to $0.41.